Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Amendment No. 1 to Form S-1 of our report dated November 13, 2012 relating to the financial statements of Santo Mining Corp. as of July 31, 2012 and 2011, for the years ended July 31, 2012 and 2011, and for the period from July 8, 2009 (inception) to July 31, 2012. We also consent to the reference to our firm under the heading "Experts" appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

April 11, 2013